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Exhibit 10

                              CONSULTING AGREEMENT

    This Consulting Agreement (the "Agreement"), dated February 23, 2000, is by and between Gyrus Group PLC, a public limited company incorporated and existing under the laws of England and Wales ("GYRUS"), and Everest Medical Corporation, a Minnesota corporation ("EVEREST").

                                    RECITALS

    WHEREAS, Gyrus desires to market and sell its products in North America.

    WHEREAS, Everest, Gyrus and Golden Acquisition Corp., a Delaware corporation ("NEWCO") and a direct wholly-owned subsidiary of Gyrus, are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated on or about the date hereof, providing for, among other things, the merger (the "MERGER") of Everest with and into Newco.

    WHEREAS, Gyrus and Everest recognize the complimentary nature of their businesses, and the synergies that could be obtained if they could form a business relationship.

    WHEREAS, Gyrus and Everest wish to provide a basis for working together whether or not the business combination contemplated by the Merger Agreement occurs.

    NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gyrus and Everest hereby agree as follows:

    Section1. EFFECTIVENESS. This Agreement shall become effective and binding on the parties hereto from and after the date hereof.

    Section2. APPOINTMENT. Subject to the terms and conditions of this Agreement, beginning on the Commencement Date (as defined in Section4 hereof), Gyrus hereby retains Everest to act as its consultant, and Everest hereby agrees to its appointment as Gyrus' consultant (the "CONSULTANCY") to provide to Gyrus consulting and advisory services in connection with Gyrus' development of an independent sales network for the distribution of its products in North America (the "MISSION").

    Section3. CONSULTING SERVICES. During the Consultancy Period (as such term is defined in Section4 hereof), Everest agrees to provide to Gyrus such consulting and advisory services as Gyrus shall reasonably request from time to time in connection with the Mission.

    Section4. TERM. Subject to Section5 hereof, the Consultancy shall commence on the date which is ninety (90) days after the date hereof (the "COMMENCEMENT DATE") and shall continue, unless this Agreement is terminated earlier in accordance with Section5 hereof, through the fourth anniversary of the Commencement Date (the "CONSULTANCY PERIOD").

    Section5. TERMINATION. Notwithstanding Section4 to the contrary, Gyrus may terminate this Agreement and the Consultancy, in which case the parties shall have no further rights or obligations hereunder (including the obligation to pay the Consultancy Fee described in Section6), in the event that the Merger Agreement is terminated in accordance with its terms, other than a termination of the Merger Agreement (a) by Gyrus pursuant to Section 7.01(c)(ii) of the Merger Agreement or (b) by Gyrus or Everest pursuant to
Section 7.01(b)(iii) of the Merger Agreement, but in the case of this subsection
(b) only in the event that the shareholders of Gyrus fail to approve the Share Issuance contemplated by the Merger Agreement. In addition, this Agreement and the Consultancy may be terminated by the mutual agreement of the parties hereto.

    Section6. FEES. In consideration of Everest's performance of services during the Consultancy Period, subject to Section5 hereof, Gyrus shall pay to Everest a fee (the "CONSULTANCY FEE") in the amount of one million dollars ($1,000,000.00), such Consultancy Fee to be payable in the manner provided for in the next sentence of this Section6. The Consultancy Fee shall be payable in four equal installments of $250,000, the first such installment

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to be payable on the Commencement Date and each of the remaining installments to be payable on each of the three subsequent anniversary dates of the Commencement Date thereafter.

    Section7. ACCESS TO INFORMATION; NOTIFICATION. The parties hereto agree to provide each other, when requested, all information reasonably requested by such requesting party in connection with the Consultancy pursuant to this Agreement. All information provided by a party under this Agreement shall be received by the requesting party in strict confidence, shall be used only for purposes of the Consultancy and shall not be disclosed by the requesting party without the prior written consent of the party providing such information.

    Section8. SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned by the parties hereto, except that Gyrus may assign its rights and obligations hereunder to any of its affiliates; provided, however, that Gyrus shall remain subject to the rights and obligations of this Agreement. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    Section9. REPRESENTATIONS AND WARRANTIES.

    (a) Gyrus represents and warrants that (a) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby,
       (b) this Agreement is a valid and binding obligation of Gyrus and
       (c) the performance of the transactions contemplated hereby does not violate (i) Gyrus' organizational documents, (ii) any material agreement or instrument to which Gyrus is a party or by which Gyrus is bound, or
       (iii) any law or regulation applicable to Gyrus.

    (b) Everest represents and warrants that (a) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby,
       (b) this Agreement is a valid and binding obligation of Everest and
       (c) the performance of the transactions contemplated hereby does not violate (i) Everest's Articles of Organization or By-laws, (ii) any material agreement or instrument to which Everest is a party or by which Everest is bound, or (iii) any law or regulation applicable to Everest.

    (c) The representations and warranties of Gyrus and Everest contained herein shall survive until, and shall expire with, and be terminated and extinguished upon, the termination of this Agreement.

    Section10. NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard form of telecommunications, by overnight courier or by registered or certified mail, postage prepaid, addressed as follows:

    if to Gyrus:

    Gyrus Group Plc

    Fortran Road, St. Mellons

    Cardiff CF3 0LT

    England

    Attention:       Dr. Mark Goble

                   Managing Director

    Telecopy:        011-44-1222-776384

    with copies to:

    Bingham Dana LLP

    150 Federal Street

    Boston, MA 02110

    Attention:       Gerald J. Kehoe, Esq.

    Telecopy::        (617) 951-8736

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    if to Everest:

    Everest Medical Corporation

    13755 First Avenue North

    South 500

    Minneapolis, MN 55441-5454

    Attention:       John L. Shannon

                   Chairman, President and Chief Executive Officer

    Telecopy:        (612) 473-6465

    with copies to:

    Fredrickson & Byron, P.A.

    1100 International Centre

    900 Second Avenue South

    Minneapolis, MN 55402-3397

    Attention:       Thomas King, Esq.

                     and

                   Daniel A. Yarano, Esq.

    Telecopier No.:  (612) 347-7077

    or at such other address for a party as shall be specified by written notice.

    Section11. AMENDMENT. No waiver or modification to this Agreement will be valid unless executed in writing by Gyrus and Everest.

    Section12. WAIVER. No waiver of any right or obligation under this Agreement by any party on any occasion will be deemed to operate as a waiver on any other occasion.

    Section13. ENTIRE AGREEMENT. This Agreement constitute the entire agreement and understanding between the parties relating to the subject matter hereof.

    Section14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Minnesota. The parties hereby consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waive any argument that venue in such forums is not convenient and agree that any litigation instigated by either party may be brought in either the District Court of Hennipen County, Minnesota or the United States Federal Court for the District of Minnesota, Fourth District.

    Section15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    Section16. LIQUIDATED DAMAGES. A breach of this Agreement on the part of Gyrus shall allow Everest liquidated damages in the amount equal to one million dollars ($1,000,000) minus the total amount of the Consultancy Fee paid. The parties agree that the preceding formula for determining Everest's damages is reasonable and is not a penalty.

    Section17. INDEPENDENCE OF PARTIES. Everest shall have the status of and act as an independent contractor with respect to Gyrus. Nothing herein shall be construed to create a partnership, joint venture, or agent-principal relationship between Everest and Gyrus.

    Section18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

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    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers or directors.

                                                      EVEREST MEDICAL CORPORATION

                                                                By: /s/John L. Shannon, Jr.

                                                      Title: Chairman, President and Chief Executive
                                                      Officer

                                                      GYRUS GROUP PLC

                                                      By: /s/Mark Goble

                                                      Title: Group Managing Director
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